SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        Rule 13e-3 Transaction Statement
       (Pursuant to Section 13(e) of the Securities Exchange Act of 1934)
                           [Amendment No............]

                              EAC Industries, Inc.
 ................................................................................
                               Peter B. Fritzsche
                Chairman of the Board and Chief Executive Officer
 ................................................................................
                                  Common Stock
 ................................................................................
                                    [to come]
                      (CUSIP Number of Class of Securities)
 ................................................................................
                               Peter B. Fritzsche
                              EAC Industries, Inc.
                               2111 Claridge Lane
                            Northbrook, IL 60062-8615
                                 (847) 509-8657

     This statement is filed in connection with (check the appropriate box):
     a. [X] The filing of solicitation materials or an information statement subject to Regulation 14A [17 CFR 240.14a-1 to 240.14b-1], Regulation 14C [17 CFR 240.14c-1 to 240.14c101] or Rule 13e-3(c) [Section 240.13e-3(c)] under the
Securities Exchange Act of 1934.
     b. [ ] The filing of a registration statement under the Securities Act of 1933.
     c. [ ] A tender offer.
     d. [ ] None of the above.

     Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies: [X]

                            Calculation of Filing Fee

     Transaction valuation is based on approximately       Amount of filing fee
     70,000 shares being purchased at $.10 per share cash.        $14.00
                                                                  ------

[ ] Check box if any part of the fee is offset as provided by Rule O-11 (a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:.........................................................

Form or Registration No.:.......................................................

Filing Party:...................................................................


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ITEM 1.  ISSUER AND CLASS OF SECURITY SUBJECT TO THE TRANSACTION

     (a) EAC Industries, Inc. 2111 Claridge Lane, Northbrook, Illinois
60062-8615

     (b) Common Stock, $.10 per share, 2,892,819 shares outstanding as of August 31, 1999, which were held by approximately 760 shareholders of record.

     (c) The principal market in which such securities are being traded is the over-the-counter market. The range of high and low bid quotations for each quarterly period during the past two years, and the source of such quotations is as follows:

     QTR.                                   QTR.
    ENDED         HIGH        LOW          ENDED          HIGH         LOW
    -----         ----        ---          -----          ----         ---
   9/30/99        0.10        0.02        9/30/98        0.0125       0.0938
   6/30/99        0.03        0.01        6/30/98        0.13         0.07
   3/31/99        0.10        0.03        3/31/98        0.13         0.10
  12/31/98        0.125       0.07       12/31/97        0.19         0.10
                                          9/30/97        0.19         0.10
  National Quotation Bureau OTC Bulletin Board

     (d) No dividends have been paid during the past two fiscal years with respect to such class of securities. The restriction on the issuer's present or future ability to pay such dividends includes New York corporate law and the issuer's financial situation which at the present requires the, to the extent feasible, the conservation of cash and financial resources.

     (e) N/A

     (f) With respect to purchases of such securities made by the issuer or its affiliates since the commencement of the issuer's second full fiscal year preceding the date of this Schedule, the amount of such securities purchased, the range of prices paid for such securities and the average purchase price for each quarterly period of the issuer during such period are as follows: None

ITEM 2.  IDENTITY AND BACKGROUND

The person filing this statement is the issuer of the class of equity securities which is the subject of the subject Rule 13e-3 transaction.

ITEM 3.  PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

     (a) N/A

     (b) The contacts or negotiations concerning the matters referred to in Item 3(a)(2) which have been entered into or which have occurred since the commencement of the issuer's second full fiscal year preceding the date of this schedule (i) between any affiliates of the issuer of the class of securities which is the subject of the subject Rule 13e-3 transaction; or (ii) between such issuer or any of its affiliates and any person who is not affiliated with the issuer and who would have a direct interest in such matters are set forth in the attached preliminary proxy materials of the issuer ("Preliminary Proxy") at pages 7 to 9 thereof.


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ITEM 4.  TERMS OF THE TRANSACTION

     (a) The material terms of the subject Rule 13e-3 transaction are set forth in the Preliminary Proxy at pages 7 to 9 thereof.

     (b) A term or arrangement concerning the subject Rule 13e-3 transaction relating to any security holder of the issuer which is not identical to that relating to other security holders of the same class of securities of the issuer is the fact that the Fritzsche Group (as defined in the Preliminary Proxy) intends to dispose of certain of its shares, constituting 23,500 shares in total to an independent third party so that its percentage ownership is unchanged as a result of the Reverse Stock Split.

ITEM 5.  PLANS OF PROPOSALS OF THE ISSUER OR AFFILIATE

     As of this date there is no plan or proposal of the issuer or its affiliates regarding activities or transactions which are to occur after the subject Rule 13e-3 transaction which relate to or would result in:

     (a) An extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the issuer or any of its subsidiaries;

     (b) A sale or transfer of a material amount of assets of the issuer or any of its subsidiaries;

     (c) Any change in the present board of directors or management of the issuer including, but not limited to, any plan or proposal to change the number or term of directors, to fill any existing vacancy on the board or to change any material term of the employment contract of any executive officer;

     (d) Any material change in the present dividend rate or policy or indebtedness or capitalization or the issuer;

     (e) Any other material change in the issuer's corporate structure or business;

     (f) As described in the Preliminary Proxy, one of the intended effects of the Reverse Stock Split Proposal is that a class of equity securities of the issuer would become eligible for termination of registration pursuant to Section 12(g)(4) of the Act;

     (g) As described in the Preliminary Proxy, one of the intended effects of the Reverse Stock Split Proposal is that the suspension of the issuer's obligation to file reports pursuant to Section 15(d) of the Act would be accomplished.

ITEM 6.  SOURCE AND AMOUNTS OF FUNDS OR OTHER CONSIDERATION

     (a) The source and total amount of funds or other consideration to be used in the subject Rule 13e-3 transaction is as follows: general corporate funds not expected to exceed $12,000

     (b) A statement of all expenses incurred or estimated to be incurred in connection with the Rule 13e-3 transaction including, but not limited to, filing fees, legal, accounting and appraisal fees, solicitation expenses and printing costs is as follows: $100 in filing fees;
               $18-20,000 in legal fees;
               $5,000 in printing fees; and
               $3,000 in mailing and solicitation fees.
The issuer had paid or will be responsible for paying all of such expenses.

     (c) No funds or other consideration is, or is expected to be, directly or indirectly borrowed for the purpose of the subject Rule 13e-3 transaction.

     (d) N/A


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ITEM 7.  PURPOSE(S), ALTERNATIVES, REASONS AND EFFECTS

     (a) The purpose(s) for the subject Rule 13e-3 transactions are set forth in the Preliminary Proxy at pages 7 to 8 thereof.

     (b) The issuer and its affiliates considered alternative means to accomplish such purpose(s) and such alternative(s) and the reason(s) for their rejection are set forth in the Preliminary Proxy at page 7 thereof.

     (c) The reasons for the structure of the Rule 13e-3 transaction and for undertaking such transaction at this time are set forth at pages 8 to 9 of the Preliminary Proxy.

     (d) The effects of the Rule 13e-3 transaction on the issuer, its affiliates and unaffiliated security holders, including the federal tax consequences thereof are set forth at pages 7-8, and 9 respectively of the Preliminary Proxy.

ITEM 8.  FAIRNESS OF THE TRANSACTION

     (a) The issuer believes that the subject Rule 13e-3 transaction is fair to unaffiliated security holders of the issuer, which view was unanimously endorsed by the Board of Directors of the issuer. For further information on such viewpoint, see pages 15-16 of the Preliminary Proxy.

     (b) Set forth in the Preliminary Proxy at pages 15 to 16 thereof is a discussion of the material factors upon which the belief stated in Item 8(a) is based and, to the extent such exists, the weight assigned to each such factor. The factors which were given weight, to the extent deemed practicable and reliable, in determining the fairness of a transaction to unaffiliated security holders and the relative weight, if any, which was given to them in the determination whether the consideration offered to unaffiliated security holders constitutes fair value were:

         (1)  current market prices;

         (2)  historical market prices;

         (3)  net book value;

         (4)  going concern value;

         (5)  liquidation value;

         (6) the purchase price paid in previous purchases disclosed in Item 1(f) of this Schedule;

         (7) any report, opinion, or appraisal described in Item 9; and

         (8) firm offer of which the issuer or affiliate is aware made by any unaffiliated person, other than the person filing this statement, during the preceding eighteen months for (A) the merger or consolidation of the issuer into or with such person or of such person into or with the issuer,
     (B) the sale or other transfer of all or any substantial part of the assets of the issuer or (C) securities of the issuer which would enable the holder thereof to exercise control of the issuer.

     (c) The transaction has not been structured so that approval of at least a majority of unaffiliated security holders is required.

     (d) A majority of directors who are not employees of the issuer did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for the purposes of negotiating the terms of the Rule 13e-3 transaction and/or preparing a report concerning the fairness of such transaction.


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     (e) The Rule 13e-3 transaction was approved by a majority of the directors of the issuer who are not employees of the issuer.

     (f) N/A

ITEM 9.  REPORTS, OPINIONS, APPRAISALS AND CERTAIN NEGOTIATIONS

     (a) Neither the issuer or its affiliate(s) has received any report, opinion (including an opinion of counsel) or appraisal from an outside party which is materially related to the subject Rule 13e-3 transaction including but not limited to, any such report, opinion or appraisal relating to the consideration or the fairness of the consideration to be offered to security holders of the class of securities which is the subject of the Rule 13e-3 transaction or the fairness of such transaction to the issuer or affiliate or to security holders who are not affiliates.

     (b) N/A

ITEM 10.  INTEREST IN SECURITIES OF THE ISSUER

     (a) With respect to the class of equity security to which the subject Rule 13e-3 transaction relates, the aggregate amount and percentage of securities beneficially owned as of the most recent practicable date by each affiliate, by each person enumerated in Instruction C of this Schedule or by any associate or majority owned subsidiary of the issuer or affiliate, and the name and address of any such persons is as follows:


     NAME                    ADDRESS                                PERCENT
     ----                    -------                                -------
     Peter B. Fritzsche      EAC Industries, Inc.                     33%
                             2111 Claridge Lane
                             Northbrook, IL  60062-8615

     Ruth Fritzsche,         c/o EAC Industries, Inc.            less than 1%*
     wife and associate      2111 Claridge Lane
     of P. B. Fritzsche      Northbrook, IL  60062-8615

     Bart Fritzsche,         c/o EAC Industries, Inc.            less than 1%*
     child and associate     2111 Claridge Lane
     of P. B. Fritzsche      Northbrook, IL  60062-8615

     David Fritzsche,        c/o EAC Industries, Inc.            less than 1%*
     child and associate     2111 Claridge Lane
     of P. B. Fritzsche      Northbrook, IL  60062-8615

     Kathleen Fritzsche,     c/o EAC Industries, Inc.            less than 1%*
     child and associate     2111 Claridge Lane
     of P. B. Fritzsche      Northbrook, IL  60062-8615

* Beneficial ownership of their shares is disclaimed.

     (b) No transactions in the class of equity securities of the issuer were effected during the past 60 days by the issuer or by the persons named in response to paragraph (a) of this Item.

ITEM 11. CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT TO THE ISSUER'S SECURITIES

     All contracts, arrangements, understandings or relationship (whether or not legally enforceable) in connection with the subject Rule 13e-3 transaction between the issuer (including any person enumerated in Instruction C of this Schedule) and any person with respect to any securities of the issuer (including, but no limited to, contracts, arrangements, understandings or relationships concerning the transfer or the voting of any such securities, joint


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


ventures, loan or option arrangement, put or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations), have been disclosed in the Preliminary Proxy attached hereto.

ITEM 12. PRESENT INTENTION AND RECOMMENDATION OF CERTAIN PERSONS WITH REGARD TO THE TRANSACTION

     (a) The present intention with regard to the subject Rule 13e-3 transaction indicating whether or not any executive officer, director or affiliate of the issuer or any person enumerated in Instruction C of this statement, and securities with respect to which such person holds proxies, will be voted and the reasons therefor have been disclosed in the Preliminary Proxy attached hereto at page 7 thereof.

     (b) Certain persons named in paragraph (a) of this item have made a recommendation in support of the subject Rule 13e-3 transaction and the reasons for such recommendation have been disclosed in the Preliminary Proxy attached hereto at pages 15-16 thereof.

ITEM 13.  OTHER PROVISIONS OF THE TRANSACTION

     (a) Appraisal rights are not provided under applicable state law, under the issuer's articles of incorporation will be voluntarily accorded by the issuer only to affected security holders ( those whose shares are converted to cash) in connection with the subject Rule 13e-3 transaction. Such rights are described in the Preliminary Proxy Statement attached hereto at page 12.

     (b) N/A

     (c) N/A

ITEM 14.  FINANCIAL INFORMATION

     (a) The following financial data concerning the issuer is included in the Issuer's 10-KSB Annual Report to the Securities and Exchange Commission for the fiscal year ended January 31, 1999 (incorporated herein by reference); or in the Issuer's most recent 10-QSB with respect to the 6-months fiscal period ended July 31, 1999 (incorporated herein by reference); and/or is included in the Preliminary Proxy enclosed herewith:

         (1) Audited financial statements for the two fiscal years required to be filed with the issuer's most recent annual report under Sections 13 and 15(d) of the Act;

         (2) Unaudited balance sheets and comparative year-to-date income statements and statements of cash flows and related earnings per share amounts required to be included in the issuer's most recent quarterly report filed pursuant to the Act;

         (3) Ratio of earnings to fixed charges for the two most recent fiscal years and the interim periods provided under Item 14(a)(2); and

         (4) Book value per share as of the most recent fiscal year end and as of the date of the latest interim balance sheet provided under Item 14(a)(2).

     (b) Pro forma data disclosing the effect of the subject Rule 13e-3 transaction on:

         (1) The issuer's balance sheet as of the most recent fiscal year end and the latest interim balance sheet provided under Item 14(a)(2);

         (2) The issuer's statement of income, earnings (loss) per share amounts, and ratio of earnings to fixed charges for the most recent fiscal year and the latest interim period provided under Item 14(a)(2); and


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         (3) The issuer's book value per share as of the most recent fiscal year end and as of the latest interim balance sheet date provided under Item 14(a)(2), are not provided as such effects are not material.

ITEM 15.  PERSONS AND ASSETS EMPLOYED, RETAINED OR UTILIZED

     (a) N/A

     (b) N/A

ITEM 16.  ADDITIONAL INFORMATION

     N/A

ITEM 17.  MATERIAL TO BE FILED AS EXHIBITS

     Attached are copies of the following Exhibits:

     (a) N/A

     (b) N/A

     (c) Any document setting for the terms of any contract, arrangements or understandings or relationships referred to in Item 11 of this schedule; and

     (d) The disclosure materials furnished to security holders in connection with the transaction pursuant to the subject Rule 13e-3(d) [Section 240.13e-3(d)] are set forth at Exhibit A.

     (e) A detailed statement describing the appraisal rights and the procedures for exercising such appraisal rights which are referred to in Item 13(a) of this schedule is set forth in the Preliminary Proxy at pages 12-13 thereof.

     (f) N/A


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                                    SIGNATURE
     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

EAC INDUSTRIES, INC.


September 22, 1999                      (Date)
----------------------------------------

/s/ Peter B. Fritzsche                  (Signature)
----------------------------------------

Chairman of the Board and Chief Executive Officer


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